Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | F 631.981.7095 | info@cvdequipment.com

CVD Equipment Corporation Announces 73% Increased Orders

for the First Half 2022

CENTRAL ISLIP, N.Y., (Business Wire) – July 14, 2022 - CVD Equipment Corporation (NASDAQ: CVV), a leading provider of chemical vapor deposition and thermal process equipment, today announced increased order demand in the second quarter of 2022. Orders exceeded $12.6 million in the second quarter of 2022 compared to approximately $6 million in the second quarter of 2021 and orders of $16.7 million for the first half of 2022 compared to $9.7 million in the same period of 2021, yielding an increase of 73.2% in the first half of 2022 over 2021.

CVD’s orders in the first half of 2022 were attributed to the strong demand for the PVT-150 system developed to support the manufacturing of Silicon Carbide wafers used in high power electronics for EV charging & power transmission. Also contributing to the order flow is the need for nanotechnology materials including carbon nanotubes/fibers, nanomaterials on powder and superconducting tape. All these orders support the electrical vehicle market as well as the trend of the electrification of everything. In the first half of 2022, 20 combined CVD systems were ordered. The systems are planned to ship in the 2nd half of 2022 and into 2023.

“Our focus in 2022 is on applications that support electric vehicles and more broadly the electrification of everything, while sustaining our presence and support of our aerospace applications.” said Emmanuel Lakios, President and CEO of CVD Equipment Corporation. “We are encouraged and pleased with the response of the market place to our products, technologies and services.”

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, gas control, and other state-of-the-art equipment and process solutions used to develop and manufacture materials and coatings for research and industrial applications. This equipment is used by its customers to research, design, and manufacture these materials or coatings for aerospace engine components, medical implants, semiconductors, battery nanomaterial, solar cells, smart glass, carbon nanotubes, nanowires, LEDs, MEMS, and other applications. Through its application laboratory, the Company provides process development support and process startup assistance with the focus on enabling tomorrow’s technologies™. It’s wholly owned subsidiary CVD Materials Corporation provides advanced materials and metal surface treatments and coatings to serve demanding applications in the electronic, biomedical, petroleum, pharmaceutical, and many other industrial markets.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the COVID-19 pandemic, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance in not a guaranty of future results.

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com

enabling tomorrow’s technologies™

For further information about this topic please contact:

Thomas McNeill, EVP and CFO

Phone: (631) 981-7081

Fax: (631) 981-7095

Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.cvdmaterialscorp.com | www.stainlessdesign.com
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